Exhibit 99.1

Eos Energy Enterprises Achieves “Power On” Status of all Motion Systems on its First State-of-the-Art Manufacturing Line and Provides Preliminary Results

February 13, 2024 — EDISON, N.J. — Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos” or the “Company”), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced that it achieved “Power On” status of all motion systems on its first state-of-the-art manufacturing line and expects to record revenue of $6.6 million for the fourth quarter, a 148% increase versus fourth quarter 2022. Full year 2023 revenue is expected to be $16.4 million as the Company transitioned manufacturing to the Eos Z3TM Cube and ramped up its semi-automated manufacturing facility. As a result of this transition, full year 2023 gross margin is expected to improve by 30% to 50% over the prior year. The Company had an ending cash balance (excluding restricted cash) of $69.5 million and an orders backlog of $534.8 million as of December 31, 2023.

The Company also provided further details on its first state-of-the-art manufacturing line and its preliminary fourth quarter and full year 2023 revenue.

State-of-the-Art Manufacturing Line Update

At the end of January, the Company, and its automation partner, ACRO Automation, achieved a significant milestone towards Factory Acceptance Testing in ACRO’s Wisconsin facility.  ACRO recently fully powered on the core Eos Z3 battery assembly section of the state-of-the-art manufacturing line.  This begins equipment commissioning, along with controls configuration and uploading software into programmable logic controllers (PLCs) to operate conveyors, indexers, robots, and pneumatic devices. During the week of February 5, the Company successfully powered on the second half of the line that performs final Eos Z3 battery module assembly and testing, achieving “Power On” of all motion systems on the line. The Company is on track for the first state-of-the-art manufacturing line to be installed and commissioned in Eos’s Turtle Creek facility in Q2 2024.

Fourth Quarter 2023 Revenue

Q4 2023 Revenue is expected to be $6.6 million, up 148% compared to Q4 2022 revenue of $2.7 million and up 866% compared to Q3 2023 revenue of $0.7 million. The year-over-year growth in revenue was a result of the Company’s transition from Gen 2.3 to the Eos Z3 Cube while the sequential growth was driven by higher production volumes off its semi-automated production line. The Eos Z3 Cube has higher power density than Gen 2.3 with a streamlined manufacturing process driven by the Eos Z3 battery module design that incorporates 50% fewer cells, weighs 79% less and has 98% less welds that takes current manufacturing cycle time to below 4 minutes versus the Gen 2.3 which took 90 minutes to fully manufacture. The Company shipped its first Eos Z3 Cubes at the end of September to two different customers and is currently in the process of delivering a project owned by a large North American Infrastructure Fund in Orchard, Texas.

Full Year 2023 Revenue

Full year 2023 Revenue is expected to be $16.4 million, a decrease compared to full year 2022 revenue of $17.9 million as the Company reduced and concluded Gen 2.3 production in the first half of 2023, while simultaneously standing up the Eos Z3 iterative manufacturing processes. The Company’s strategy to scale is centered on expanding capacity with a disciplined and iterative approach to ensure capital efficiency designed around a three phased approach: Discrete Manufacturing Operations, Semi-Automation Production, and State-of-the-Art Manufacturing. To achieve this, the Company is jointly working with customers to understand delivery timelines based on customer site readiness while producing at volumes that optimize its cost-out roadmap.  As previously communicated, the Company expects to implement various cost-reduction initiatives throughout 2024 with the first benefits being realized in late Q1 2024 and the majority of the expected cost-reduction benefits being realized in the fourth quarter. The Company believes this prudent approach ensures that critical deliveries and customer relationships are prioritized while optimizing capital.

Expected Q4 and Full Year 2023 Revenue

Eos will provide further commentary on its fourth quarter performance in connection with the release of its full year and fourth quarter 2023 financial results in March with conference call timing and details to follow.

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable—and manufactured in the U.S—it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative for 3- to 12-hour applications. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Contacts

Investors: ir@eose.com

Media: media@eose.com

Forward-Looking Statements / Disclaimer

This press release includes certain statements that may constitute "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that refer to our expected revenue for the fourth quarter and full year 2023, expected margins for full year 2023, and cash balance and orders backlog as of December 31, 2023. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the preliminary financial information remains subject to changes and finalization based upon management’s ongoing review of results for the fourth quarter and full year 2023 and the completion of all quarter closing procedures; changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to secure final approval of a loan from the Department of Energy or the final amount of any loan; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to secure financing to continue expansion; our customer’s ability to secure project financing; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately, and to secure labor; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog and pipeline to revenue; the failure to sufficiently reduce manufacturing costs, potential delays in the launch of our Eos Z3 battery; inefficient implementation of the Inflation Reduction Act of 2022; the amount of final tax credits available to our customers or to Eos pursuant to the Inflation Reduction Act; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; our ability to maintain the listing of our shares of common stock on NASDAQ; our ability to grow our business and manage growth profitably, maintain relationships with customers and suppliers and retain our management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulation; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond our control; and other risks and uncertainties. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including Eos’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Eos makes with the Securities and Exchange Commission from time to time. Moreover, Eos operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Eos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.